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                                                                     EXHIBIT 5.2

                                [Letterhead of]

                          CRAVATH, SWAINE & MOORE LLP

                               [New York Office]


                                                                January 29, 2004


                   Cummins Inc. 9 1/2% Senior Notes due 2010

Dear Ladies and Gentlemen:

    We have acted as special counsel for Cummins Inc., an Indiana corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933 (the "Securities Act"), relating to the proposed issuance by the Company of up to $250,000,000 aggregate principal amount of the Company's 9 1/2 Senior Notes due 2010 (the "New Notes"), in exchange for its outstanding 9 1/2% Senior Notes due 2010 (the "Existing Notes"). The New Notes are to be issued pursuant to the indenture dated as of November 20, 2002 (the "Indenture"), between the Company and BNY Midwest Trust Company, as trustee.

    In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the Indenture, the form of the New Note and the Registration Statement. In addition, we have included such other investigations of fact and law as we have deemed necessary or advisable for the purposes of this opinion.

    Based upon the foregoing, we are of opinion as follows:

        1. Assuming that the Indenture has been duly authorized, executed and delivered by the parties thereto, the Indenture constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

        2. Assuming that the New Notes have been duly authorized by the Company, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Existing Notes in the manner described in the Registration Statement, the New Notes will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

    We are admitted to practice in the State of New York and we express no opinion as to any matters governed by any laws other than the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the State of Indiana.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
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    We are furnishing this opinion to you, solely for your benefit. We are opining as to matters herein only as of the date hereof and not as of any future date, and we have no obligation to update this opinion. This opinion may not be relied upon by any other person or for any purpose or used, circulated, quoted or otherwise referred to for any other purpose.

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                                                      Very truly yours,

                                                      /s/ CRAVATH, SWAINE & MOORE LLP
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Cummins Inc.

  500 Jackson Street

    Columbus, Indiana 47202-3005

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